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Exhibit 99.1

SIMON PROPERTY GROUP

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION
UNAUDITED SECOND QUARTER 2014

(1)
Includes reconciliation of consolidated net income to funds from operations.

2Q 2014 SUPPLEMENTAL	1

EARNINGS RELEASE

CONTACTS:
Liz Zale	212-745-9623 Investors
Les Morris	317-263-7711 Media

FOR IMMEDIATE RELEASE

SIMON PROPERTY GROUP REPORTS SECOND QUARTER 2014 RESULTS AND
RAISES FULL YEAR 2014 GUIDANCE

INDIANAPOLIS, July 23, 2014 - Simon, a leading global retail real estate company, today reported results for the quarter and six months ended June 30, 2014.

RESULTS FOR THE QUARTER

•
Funds from Operations ("FFO") was $783.8 million, or $2.16 per diluted share, as compared to $766.3 million, or $2.11 per diluted share, in the prior year period. Included in the second quarter 2014 results are $0.10 per diluted share of transaction costs related to the Washington Prime Group Inc. ("WPG") spin-off.

•
Net income attributable to common stockholders was $406.6 million, or $1.31 per diluted share, as compared to $339.9 million, or $1.10 per diluted share, in the prior year period.

RESULTS FOR THE SIX MONTHS

•
Funds from Operations ("FFO") was $1.649 billion, or $4.54 per diluted share, as compared to $1.508 billion, or $4.16 per diluted share, in the prior year period.

•
Net income attributable to common stockholders was $748.2 million, or $2.41 per diluted share, as compared to $623.1 million, or $2.01 per diluted share, in the prior year period.

EFFECT OF WASHINGTON PRIME GROUP INC. SPIN-OFF

•
Results for the three months ended June 30, 2014 and 2013 include FFO per diluted share of $0.15 and $0.24, respectively, from the WPG properties. Results for the six months ended June 30, 2014 and 2013 include FFO per diluted share of $0.40 and $0.48, respectively, from the WPG properties.

•
Excluding the WPG properties and the transaction costs related to the spin-off, growth in FFO per diluted share for the three and six month periods in 2014 was 12.8% and 15.2%, respectively.

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EARNINGS RELEASE

"I am very pleased with our quarterly results as our strong momentum continued, with 5.6% quarterly growth in comparable property net operating income," said David Simon, Chairman and CEO. "It was also an eventful quarter with our completion of the Washington Prime Group spin-off and the re-launch of our brand. Based upon our results to date and expectations for the remainder of 2014, we are again increasing our full-year 2014 guidance."

COMPARABLE PROPERTY NET OPERATING INCOME

Comparable property NOI growth for the three months ended June 30, 2014 was 5.6%. The year-to-date growth for the six months ended June 30, 2014 was 5.5%. Comparable properties include U.S. Malls, Premium Outlets and The Mills, and excludes the WPG properties.

U.S. MALLS AND PREMIUM OUTLETS OPERATING STATISTICS

	AS OF JUNE 30, 2014 (1)	AS PREVIOUSLY REPORTED JUNE 30, 2013	CHANGE
Occupancy (2)	96.5%	95.1%	+140 bps
Base Minimum Rent per sq. ft. (2)	$45.83	$41.41	+10.7%
Releasing Spread per sq. ft. (2)(3)	$11.06	$7.49	+$3.57
Releasing Spread (percentage change) (2)(3)	20.0%	14.1%	+590 bps
Total Sales per sq. ft. (4)	$608	$577	+5.4%
(1)
Excludes Washington Prime Group Inc. properties.
(2)
Represents mall stores in Malls and all owned square footage in Premium Outlets.
(3)
Same space measure that compares opening and closing rates on individual spaces leased during trailing 12-month period.
(4)
Trailing 12-month sales per square foot for mall stores less than 10,000 square feet in Malls and all owned square footage in Premium Outlets.

DIVIDENDS

Today we announced that the Board of Directors declared a quarterly common stock dividend of $1.30 per share. This is a year-over-year increase of 13%. The dividend will be payable on August 29, 2014 to stockholders of record on August 15, 2014.

Simon's Board of Directors also declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of $1.046875 per share, payable on September 30, 2014 to stockholders of record on September 16, 2014.

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DEVELOPMENT ACTIVITY

On April 24th, we opened a 147,000 square foot, 50-store expansion of Desert Hills Premium Outlets that was 100% leased. The expansion features high-quality designer and name brands, many of which are the first in North America or unique to the region.

During the second quarter, construction started on three significant redevelopment and expansion projects:

•
The Fashion Centre at Pentagon City in Arlington (Washington, DC), Virginia - redevelopment and a 50,000 square foot small shop expansion including restaurants

•
Chicago Premium Outlets in Aurora (Chicago), Illinois - 260,000 square foot expansion

•
Shisui Premium Outlets in Shisui (Chiba), Japan - 130,000 square foot expansion

Redevelopment and expansion projects, including the addition of new anchors, are underway at 32 properties in the U.S., Asia and Mexico.

Charlotte Premium Outlets in Charlotte, North Carolina will open on July 31st. The center will serve the greater Charlotte area and is fully leased with 400,000 square feet and 100 outlet stores featuring high-quality designer and name brands. Simon owns a 50% interest in this asset.

Formal groundbreaking at Gloucester Premium Outlets, a 375,000 square foot center in Gloucester, New Jersey serving the greater Philadelphia metropolitan area, is scheduled for August 7, 2014. The center is scheduled to open in August of 2015. Simon owns a 50% interest in this project.

Construction continues on three new Premium Outlets opening in 2014 and 2015:

•
Twin Cities Premium Outlets in Eagan (Minneapolis-St. Paul), Minnesota is a 410,000 square foot center scheduled to open on August 14, 2014. Simon owns a 35% interest in this project.

•
Montreal Premium Outlets in Mirabel, Quebec, Canada is a 360,000 square foot center scheduled to open in October of 2014. Simon owns a 50% interest in this project.

•
Vancouver Designer Outlet in Vancouver, British Columbia, Canada is a 242,000 square foot center scheduled to open in April of 2015. Simon owns a 45% interest in this project.

Simon's share of the costs of all development and redevelopment projects currently under construction is approximately $1.7 billion.

WASHINGTON PRIME GROUP INC.

On May 28, 2014, Simon completed the spin-off of 98 smaller malls and community centers to Washington Prime Group Inc. The results of operations of WPG are classified as discontinued operations for the three months and six months ended June 30, 2014 and 2013, respectively.

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FINANCING ACTIVITY

In April, Simon amended and extended its $4.0 billion unsecured multi-currency revolving credit facility. The facility, which can be increased to $5.0 billion during its term, will initially mature on June 30, 2018 and can be extended for an additional year to June 30, 2019 at our sole option. The interest rate on the amended revolver is reduced to LIBOR plus 80 basis points from LIBOR plus 95 basis points. Simon has a combined $6.0 billion of total revolving credit capacity.

In conjunction with the spin-off of WPG, we retained approximately $1.0 billion of proceeds from unsecured and secured indebtedness which WPG incurred.

2014 GUIDANCE

Today we increased FFO guidance provided on May 29, 2014 by $0.05 to a range of $9.01 to $9.11 per diluted share for the year ending December 31, 2014, and also increased guidance for net income to a range of $4.61 to $4.71 per diluted share.

The following table provides the reconciliation for the expected range of estimated net income available to common stockholders per diluted share to estimated FFO per diluted share:

For the year ending December 31, 2014

	LOW END	HIGH END
Estimated net income available to common stockholders per diluted share	$4.61	$4.71
Depreciation and amortization including Simon's share of unconsolidated entities	4.78	4.78
Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities, net	(0.38)	(0.38)

Estimated FFO per diluted share	$9.01	$9.11

CONFERENCE CALL

Simon will hold a conference call to discuss the quarterly financial results today at 11:00 a.m. Eastern Time, Wednesday, July 23, 2014. Live streaming audio of the conference call will be accessible at investors.simon.com. An online replay will be available until August 6, 2014 at investors.simon.com.

SUPPLEMENTAL MATERIALS AND WEBSITE

Supplemental information on our second quarter 2014 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.

We routinely post important information online at our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document

2Q 2014 SUPPLEMENTAL	5

EARNINGS RELEASE

NON-GAAP FINANCIAL MEASURES

This press release includes FFO and comparable property net operating income growth, which are financial performance measures not defined by generally accepted accounting principles in the United States ("GAAP"). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon's supplemental information for the quarter. FFO and comparable property net operating income growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the Company's ability to meet debt service requirements, the availability and terms of financing, changes in the Company's credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate and currency risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic conditions, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, and the intensely competitive market environment in the retail industry, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in our annual and quarterly reports filed with the SEC. The Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise unless required by law.

ABOUT SIMON

Simon is a global leader in retail real estate ownership, management and development and a S&P 100 company (Simon Property Group, NYSE:SPG). Our industry-leading retail properties and investments across North America, Europe and Asia provide shopping experiences for millions of consumers every day and generate billions in annual retail sales. For more information, visit simon.com.

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Simon Property Group, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	FOR THE THREE MONTHS ENDED JUNE 30,		FOR THE SIX MONTHS ENDED JUNE 30,
	2014	2013	2014	2013
REVENUE:
Minimum rent	$728,486	$674,654	$1,450,768	$1,347,581
Overage rent	39,160	39,077	70,834	74,343
Tenant reimbursements	342,250	307,359	667,721	600,957
Management fees and other revenues	34,142	31,814	64,749	61,543
Other income	37,944	32,089	84,932	61,392

Total revenue	1,181,982	1,084,993	2,339,004	2,145,816

EXPENSES:
Property operating	92,630	92,024	187,577	177,568
Depreciation and amortization	287,214	273,537	567,708	544,872
Real estate taxes	99,396	91,014	193,699	180,757
Repairs and maintenance	21,656	21,604	51,421	45,943
Advertising and promotion	38,149	27,552	60,768	46,674
Provision for (recovery of) credit losses	2,442	(495)	6,866	1,549
Home and regional office costs	44,958	36,956	80,246	71,850
General and administrative	15,599	15,421	30,454	29,930
Other	18,407	17,441	37,769	34,251

Total operating expenses	620,451	575,054	1,216,508	1,133,394

OPERATING INCOME	561,531	509,939	1,122,496	1,012,422
Interest expense	(254,930)	(266,229)	(509,164)	(537,535)
Income and other taxes	(6,626)	(8,959)	(13,489)	(22,074)
Income from unconsolidated entities	55,764	56,310	112,842	110,248
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	133,870	68,068	136,525	74,683

Consolidated income from continuing operations	489,609	359,129	849,210	637,744
Discontinued operations	26,022	41,396	67,524	97,249
Discontinued operations transaction expenses	(38,163)	—	(38,163)	—

CONSOLIDATED NET INCOME	477,468	400,525	878,571	734,993
Net income attributable to noncontrolling interests	70,047	59,755	128,667	110,250
Preferred dividends	834	834	1,669	1,669

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$406,587	$339,936	$748,235	$623,074

BASIC EARNINGS (LOSS) PER COMMON SHARE:
Income from continuing operations	$1.34	$0.99	$2.33	$1.74
Discontinued operations	(0.03)	0.11	0.08	0.27

Net income attributable to common stockholders	$1.31	$1.10	$2.41	$2.01

DILUTED EARNINGS (LOSS) PER COMMON SHARE:
Income from continuing operations	$1.34	$0.99	$2.33	$1.74
Discontinued operations	(0.03)	0.11	0.08	0.27

Net income attributable to common stockholders	$1.31	$1.10	$2.41	$2.01

2Q 2014 SUPPLEMENTAL	7

EARNINGS RELEASE

Simon Property Group, Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)

	JUNE 30, 2014	DECEMBER 31, 2013
ASSETS:
Investment properties at cost	$30,951,535	$30,336,639
Less - accumulated depreciation	8,568,672	8,092,794

	22,382,863	22,243,845
Cash and cash equivalents	1,665,817	1,691,006
Tenant receivables and accrued revenue, net	487,839	520,361
Investment in unconsolidated entities, at equity	2,523,431	2,429,845
Investment in Klépierre, at equity	2,002,587	2,014,415
Deferred costs and other assets	1,523,877	1,422,788
Total assets of discontinued operations	—	3,002,314

Total assets	$30,586,414	$33,324,574

LIABILITIES:
Mortgages and unsecured indebtedness	$21,901,060	$22,669,917
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,147,425	1,223,102
Cash distributions and losses in partnerships and joint ventures, at equity	1,116,301	1,050,278
Other liabilities	280,483	250,371
Total liabilities of discontinued operations	—	1,117,789

Total liabilities	24,445,269	26,311,457

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	25,537	190,485
EQUITY:
Stockholders' Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	44,226	44,390
Common stock, $0.0001 par value, 511,990,000 shares authorized, 314,340,625 and 314,251,245 issued and outstanding, respectively	31	31
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—
Capital in excess of par value	9,406,570	9,217,363
Accumulated deficit	(4,049,079)	(3,218,686)
Accumulated other comprehensive loss	(61,736)	(75,795)
Common stock held in treasury at cost, 3,583,299 and 3,650,680 shares, respectively	(106,748)	(117,897)

Total stockholders' equity	5,233,264	5,849,406
Noncontrolling interests	882,344	973,226

Total equity	6,115,608	6,822,632

Total liabilities and equity	$30,586,414	$33,324,574

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EARNINGS RELEASE

Simon Property Group, Inc. and Subsidiaries
Unaudited Joint Venture Statements of Operations
(Dollars in thousands)

	FOR THE THREE MONTHS ENDED JUNE 30,		FOR THE SIX MONTHS ENDED JUNE 30,
	2014	2013	2014	2013
REVENUE:
Minimum rent	$427,899	$387,600	$852,684	$769,072
Overage rent	41,589	39,997	90,386	87,613
Tenant reimbursements	193,006	182,799	385,799	362,393
Other income	61,929	39,397	174,635	81,392

Total revenue	724,423	649,793	1,503,504	1,300,470
OPERATING EXPENSES:
Property operating	131,643	120,462	293,064	233,539
Depreciation and amortization	142,047	122,981	294,195	246,595
Real estate taxes	52,797	48,060	107,588	100,678
Repairs and maintenance	15,944	15,576	35,585	31,118
Advertising and promotion	17,113	13,967	35,923	29,661
Provision for credit losses	970	375	4,078	1,512
Other	44,554	36,170	97,483	71,783

Total operating expenses	405,068	357,591	867,916	714,886

OPERATING INCOME	319,355	292,202	635,588	585,584
Interest expense	(150,059)	(150,887)	(301,696)	(294,692)

INCOME FROM CONTINUING OPERATIONS	169,296	141,315	333,892	290,892
Income from operations of discontinued joint venture interests	2,094	2,892	5,079	6,629
Gain on disposal of discontinued operations, net	—	18,356	—	18,356

NET INCOME	$171,390	$162,563	$338,971	$315,877

THIRD-PARTY INVESTORS' SHARE OF NET INCOME	$88,217	$94,949	$177,530	$178,715

Our share of net income	83,173	67,614	161,441	137,162
Amortization of Excess Investment (A)	(24,383)	(24,853)	(49,981)	(49,682)
Our Share of Income from Unconsolidated Discontinued Operations	(307)	(206)	(652)	(499)

INCOME FROM UNCONSOLIDATED ENTITIES (B)	$58,483	$42,555	$110,808	$86,981

Note:
The above financial presentation does not include any information related to our investment in Klépierre S.A. ("Klépierre").
For additional information, see footnote B.

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Simon Property Group, Inc. and Subsidiaries
Unaudited Joint Venture Balance Sheets
(Dollars in thousands)

	JUNE 30, 2014	DECEMBER 31, 2013
ASSETS:
Investment properties, at cost	$15,842,291	$15,355,700
Less - accumulated depreciation	5,280,359	5,080,832

	10,561,932	10,274,868
Cash and cash equivalents	756,563	781,554
Tenant receivables and accrued revenue, net	304,679	302,902
Investment in unconsolidated entities, at equity	28,517	38,352
Deferred costs and other assets	589,390	579,480
Total assets of discontinued operations	—	281,000

Total assets	$12,241,081	$12,258,156

LIABILITIES AND PARTNERS' DEFICIT:
Mortgages	$12,764,686	$12,753,139
Accounts payable, accrued expenses, intangibles, and deferred revenue	980,159	834,898
Other liabilities	568,158	513,897
Total liabilities of discontinued operations	—	286,252

Total liabilities	14,313,003	14,388,186
Preferred units	67,450	67,450
Partners' deficit	(2,139,372)	(2,197,480)

Total liabilities and partners' deficit	$12,241,081	$12,258,156

Our Share of:
Partners' deficit	$(541,435)	$(717,776)
Add: Excess Investment (A)	1,948,565	2,059,584
Add: Our Share of investment in discontinued unconsolidated entities, at equity	—	37,759

Our net investment in unconsolidated entities, at equity	$1,407,130	$1,379,567

Note:
The above financial presentation does not include any information related to our investment in Klépierre.
For additional information, see footnote B attached hereto.

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Simon Property Group, Inc. and Subsidiaries
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)

RECONCILIATION OF CONSOLIDATED NET INCOME TO FFO
	FOR THE THREE MONTHS ENDED JUNE 30,		FOR THE SIX MONTHS ENDED JUNE 30,
	2014	2013	2014	2013
Consolidated Net Income (D)	$477,468	$400,525	$878,571	$734,993
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	314,500	314,622	637,104	627,207
Our share of depreciation and amortization from unconsolidated entities, including Klépierre	128,461	124,828	275,718	246,377
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	(133,870)	(68,068)	(136,767)	(88,835)
Net income attributable to noncontrolling interest holders in properties	(447)	(2,097)	(970)	(4,558)
Noncontrolling interests portion of depreciation and amortization	(966)	(2,204)	(1,864)	(4,377)
Preferred distributions and dividends	(1,313)	(1,313)	(2,626)	(2,626)

FFO of the Operating Partnership (E)	$783,833	$766,293	$1,649,166	$1,508,181

Diluted Net Income Per Share to Diluted FFO Per Share Reconciliation:
Diluted net income per share	$1.31	$1.10	$2.41	$2.01
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre, net of noncontrolling interests portion of depreciation and amortization	1.22	1.20	2.51	2.40
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	(0.37)	(0.19)	(0.38)	(0.25)

Diluted FFO per share (F)	$2.16	$2.11	$4.54	$4.16

Details for per share calculations:
FFO of the Operating Partnership (E)	$783,833	$766,293	$1,649,166	$1,508,181
Diluted FFO allocable to unitholders	(114,003)	(110,346)	(238,881)	(217,034)

Diluted FFO allocable to common stockholders (G)	$669,830	$655,947	$1,410,285	$1,291,147

Diluted weighted average shares outstanding	310,743	310,261	310,683	310,125
Weighted average limited partnership units outstanding	52,861	52,194	52,625	52,130

Basic and Diluted weighted average shares and units outstanding	363,604	362,455	363,308	362,255

Basic and Diluted FFO per Share (F)	$2.16	$2.11	$4.54	$4.16
Percent Change	2.4%		9.1%

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Simon Property Group, Inc. and Subsidiaries
Footnotes to Unaudited Reconciliation of Non-GAAP Financial Measures

Notes:

(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related properties.

(B)
The Unaudited Joint Venture Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investment in Klépierre. Amounts included in Footnotes D below exclude our share of related activity for our investment in Klépierre. For further information, reference should be made to financial information in Klépierre's public filings and additional discussion and analysis in our Form 10-Q.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO and FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"). We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales or disposals of, or any impairment charges related to, previously depreciated retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP.

We have adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting changes, or a gain or loss resulting from the sale or disposal of, or any impairment charges relating to, previously depreciated retail operating properties. We include in FFO gains and losses realized from the sale of land, outlot buildings, marketable and non-marketable securities, and investment holdings of non-retail real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(D)
Includes our share of:

-
Gains on land sales of $5.6 million and $0.8 million for the three months ended June 30, 2014 and 2013, respectively, $12.4 million and $1.2 million for the six months ended June 30, 2014 and 2013, respectively.

-
Straight-line adjustments to minimum rent of $13.3 million for the three months ended June 30, 2014 and 2013, respectively (including $0.2 million and ($0.2) million related to WPG), and $27.3 million and $26.1 million for the six months ended June 30, 2014 and 2013, respectively (including $0.3 million and ($0.1) million related to WPG).

2Q 2014 SUPPLEMENTAL	12

  -
  Amortization of fair market value of leases from acquisitions of $3.1 million and $5.6 million for the three months ended June 30, 2014 and 2013 respectively (including $0.1 million and $0.3 million related to WPG), and $8.5 million and $16.3 million for the six months ended June 30, 2014 and 2013, respectively (including $0.3 million and $0.8 million related to WPG).

  -
  Debt premium amortization of $5.3 million and $11.3 million for the three months ended June 30, 2014 and 2013, respectively (including $0.1 million related to WPG for both periods), and $21.4 million and $22.2 million for the six months ended June 30, 2014 and 2013, respectively (including $0.2 million related to WPG for both periods).

(E)
Includes FFO of the operating partnership related to WPG of $19.7 million ($57.9 million from operations net of $38.2 million of transaction expenses) and $87.5 million for the three months ended June 30, 2014 and 2013, respectively, and $108.0 million and $175.7 million for the six months ended June 30, 2014 and 2013, respectively.

(F)
Includes Basic and Diluted FFO per share related to WPG of $0.05 ($0.15 from operations net of $0.10 of transaction expenses) and $0.24 for the three months ended June 30, 2014 and 2013, respectively, and $0.30 and $0.48 for the six months ended June 30, 2014 and 2013, respectively.

(G)
Includes Diluted FFO allocable to common stockholders related to WPG of $16.8 million and $74.9 million for the three months ended June 30, 2014 and 2013, respectively, and $92.4 million and $150.4 million for the six months ended June 30, 2014 and 2013, respectively.

2Q 2014 SUPPLEMENTAL	13

OVERVIEW

THE COMPANY

Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to, Simon Property, Inc., the Operating Partnership, and its subsidiaries. We are engaged primarily in the ownership, development and management of retail real estate properties including Malls, Premium Outlets®, The Mills®, and International Properties. At June 30, 2014, we owned or had an interest in 228 properties comprising 189 million square feet in North America, Asia and Europe. Additionally, we have a 28.9% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 13 European countries.

This package was prepared to provide operational and balance sheet information as of June 30, 2014, for the Company and the Operating Partnership.

On May 28, 2014, we completed the spin-off of 98 smaller malls and community centers to Washington Prime Group Inc. (WPG), which is now an independent public company trading on the NYSE under the symbol "WPG". Results from the properties transferred to WPG (WPG properties) are included in our financial information as discontinued operations through May 28, 2014.

Certain statements made in this Supplemental Package may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: our ability to meet debt service requirements, the availability and terms of financing, changes in our credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate and currency risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic climates, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, intensely competitive market environment in the retail industry, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. We discuss these and other risks and uncertainties under the heading "Risk Factors" in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in our periodic reports, but except as required by law, otherwise we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Any questions, comments or suggestions regarding this Supplemental Information should be directed to Liz Zale, Senior Vice President of Corporate Affairs (lzale@simon.com or 212.745.9623) or Tom Ward, Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

REPORTING CALENDAR

Below is a list of estimated dates for future announcements of results. Dates are subject to change.

Third Quarter 2014	October 22, 2014
Fourth Quarter 2014	January 30, 2015

2Q 2014 SUPPLEMENTAL	14

OVERVIEW

STOCK INFORMATION

The Company's common stock and one issue of preferred stock are traded on the New York Stock Exchange under the following symbols:

Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ

CREDIT RATINGS

Standard & Poor's
Corporate	A	(Stable Outlook)
Senior Unsecured	A	(Stable Outlook)
Preferred Stock	BBB+	(Stable Outlook)
Moody's
Senior Unsecured	A2	(Stable Outlook)
Preferred Stock	A3	(Stable Outlook)

SENIOR UNSECURED DEBT COVENANTS (1)

	Required	Actual	Compliance
Total Debt to Total Assets (1)	≤65%	42%	Yes
Total Secured Debt to Total Assets (1)	≤50%	19%	Yes
Fixed Charge Coverage Ratio	>1.5X	3.6X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	243%	Yes
(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the bond indenture and are essentially net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

2Q 2014 SUPPLEMENTAL	15

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2014	2013	2014	2013
Financial Highlights
Total Revenue - Consolidated Properties	$1,181,982	$1,084,993	$2,339,004	$2,145,816
Consolidated Net Income	$477,468	$400,525	$878,571	$734,993
Net Income Attributable to Common Stockholders	$406,587	$339,936	$748,235	$623,074
Basic and Diluted Earnings per Common Share (EPS)	$1.31	$1.10	$2.41	$2.01
Funds from Operations (FFO) of the Operating Partnership (1)	$783,833	$766,293	$1,649,166	$1,508,181
Basic and Diluted FFO per Share (FFOPS) (2)	$2.16	$2.11	$4.54	$4.16
Dividends/Distributions per Share/Unit	$1.30	$1.15	$2.55	$2.30

Stockholders' Equity Information	AS OF JUNE 30, 2014		AS OF DECEMBER 31, 2013
Limited Partners' Units Outstanding at end of period	52,941		51,846
Common Shares Outstanding at end of period	310,765		310,609

Total Common Shares and Limited Partnership Units Outstanding at end of period	363,706		362,455

Weighted Average Limited Partnership Units Outstanding	52,625		52,101
Weighted Average Common Shares Outstanding:
Basic and Diluted - for purposes of EPS and FFOPS	310,683		310,255

Debt Information
Share of Consolidated Debt	$21,814,826		$22,536,459
Share of Joint Venture Debt	6,066,514		6,023,740
Share of Debt from Discontinued Operations	–		962,157

Share of Total Debt	$27,881,340		$29,522,356

Market Capitalization
Common Stock Price at end of period	$166.28	(3)	$152.16
Common Equity Capitalization, including Limited Partnership Units	$60,477,082		$55,151,110
Preferred Equity Capitalization, including Limited Partnership Preferred Units	80,335		73,753

Total Equity Market Capitalization	$60,557,417		$55,224,863

Total Market Capitalization - Including Share of Total Debt	$88,438,757		$84,747,219

Debt to Total Market Capitalization	31.5%		34.8%
(1)
Includes FFO of the operating partnership related to WPG properties of $19.7 million ($57.9 million from operations net of $38.2 million of transaction expenses) and $87.5 million for the three months ended June 30, 2014 and 2013, respectively, and $108.0 million and $175.7 million for the six months ended June 30, 2014 and 2013, respectively.
(2)
Includes Basic and Diluted FFO per share related to WPG properties of $0.05 ($0.15 from operations net of $0.10 of transaction expenses) and $0.24 for the three months ended June 30, 2014 and 2013, respectively, and $0.30 and $0.48 for the six months ended June 30, 2014 and 2013, respectively.
(3)
Reflects value after WPG spin-off.

2Q 2014 SUPPLEMENTAL	16

PRO-RATA STATEMENT OF OPERATIONS
(In thousands)

	FOR THE THREE MONTHS ENDED JUNE 30, 2014
	CONSOLIDATED	NONCONTROLLING INTERESTS (1)	OUR CONSOLIDATED SHARE	OUR SHARE OF JOINT VENTURES	OUR TOTAL SHARE		FOR THE THREE MONTHS ENDED JUNE 30, 2013 OUR TOTAL SHARE
REVENUE:
Minimum rent	$728,486	$(3,263)	$725,223	$208,201	$933,424		$849,479
Overage rent	39,160	(33)	39,127	17,828	56,955		55,843
Tenant reimbursements	342,250	(1,946)	340,304	91,293	431,597		388,976
Management fees and other revenues	34,142	–	34,142	–	34,142		31,814
Other income	37,944	(179)	37,765	30,072	67,837		50,196

Total revenue	1,181,982	(5,421)	1,176,561	347,394	1,523,955		1,376,308

EXPENSES:
Property operating	92,630	(939)	91,691	58,967	150,658		142,225
Depreciation and amortization	287,214	(966)	286,248	98,075	384,323		357,146
Real estate taxes	99,396	(589)	98,807	25,464	124,271		112,403
Repairs and maintenance	21,656	(181)	21,475	7,545	29,020		28,549
Advertising and promotion	38,149	(111)	38,038	8,031	46,069		33,870
Provision for (recovery of) credit losses	2,442	–	2,442	495	2,937		(394)
Home and regional office costs	44,958	–	44,958	–	44,958		36,956
General and administrative	15,599	–	15,599	–	15,599		15,421
Other	18,407	(930)	17,477	20,262	37,739		31,752

Total operating expenses	620,451	(3,716)	616,735	218,839	835,574		757,928

OPERATING INCOME	561,531	(1,705)	559,826	128,555	688,381		618,380
Interest expense	(254,930)	1,258	(253,672)	(70,072)	(323,744)		(334,212)
Income and other taxes	(6,626)	–	(6,626)	–	(6,626)		(8,959)
Income from unconsolidated entities	55,764	–	55,764	(58,483)	(2,719)	(2)	13,755	(2)
Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities, net	133,870	–	133,870	–	133,870		68,068

Consolidated income from continuing operations	489,609	(447)	489,162	–	489,162		357,032
Discontinued operations	26,022	–	26,022	–	26,022		41,396
Discontinued operations transaction expenses	(38,163)	–	(38,163)	–	(38,163)		–

CONSOLIDATED NET INCOME	477,468	(447)	477,021	–	477,021		398,428
Net income attributable to noncontrolling interests	70,047	(447)	69,600	–	69,600	(3)	57,658
Preferred dividends	834	–	834	–	834		834

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$406,587	$–	$406,587	$–	$406,587		$339,936

RECONCILIATION OF CONSOLIDATED NET INCOME TO FFO:
Consolidated Net Income			$477,468	$–	$477,468		$400,525
Adjustments to Consolidated Net Income to Arrive at FFO:
Depreciation and amortization from consolidated properties			314,500	–	314,500		314,622
Our share of depreciation and amortization from unconsolidated entities, including Klépierre				128,461	128,461		124,828
Income from unconsolidated entities			(56,071)	56,071	–		–
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net			(133,870)	–	(133,870)		(68,068)
Net income attributable to noncontrolling interest holders in properties			(447)	–	(447)		(2,097)
Noncontrolling interests portion of depreciation and amortization			(966)	–	(966)		(2,204)
Preferred distributions and dividends			(1,313)	–	(1,313)		(1,313)

FFO of the Operating Partnership			$599,301	$184,532	$783,833		$766,293

Percentage of FFO of the Operating Partnership			76.46%	23.54%	100.00%		100.00%
(1)
Represents our venture partners' share of operations on consolidated properties.
(2)
Our Total Share of the remaining results from unconsolidated entities represents our share of net results related to our investment in Klépierre.
(3)
Represents limited partners' interest in the Operating Partnership.

2Q 2014 SUPPLEMENTAL	17

PRO-RATA STATEMENT OF OPERATIONS
(In thousands)

	FOR THE SIX MONTHS ENDED JUNE 30, 2014
	CONSOLIDATED	NONCONTROLLING INTERESTS (1)	OUR CONSOLIDATED SHARE	OUR SHARE OF JOINT VENTURES	OUR TOTAL SHARE		FOR THE SIX MONTHS ENDED JUNE 30, 2013 OUR TOTAL SHARE
REVENUE:
Minimum rent	$1,450,768	$(6,560)	$1,444,208	$413,162	$1,857,370		$1,694,031
Overage rent	70,834	(73)	70,761	38,414	109,175		110,852
Tenant reimbursements	667,721	(4,170)	663,551	182,536	846,087		762,362
Management fees and other revenues	64,749	–	64,749	–	64,749		61,543
Other income	84,932	(334)	84,598	85,788	170,386		98,318

Total revenue	2,339,004	(11,137)	2,327,867	719,900	3,047,767		2,727,106

EXPENSES:
Property operating	187,577	(2,201)	185,376	132,706	318,082		274,646
Depreciation and amortization	567,708	(1,863)	565,845	206,278	772,123		712,217
Real estate taxes	193,699	(1,208)	192,491	50,998	243,489		225,397
Repairs and maintenance	51,421	(421)	51,000	16,996	67,996		59,812
Advertising and promotion	60,768	(203)	60,565	16,443	77,008		59,875
Provision for credit losses	6,866	(62)	6,804	2,015	8,819		2,379
Home and regional office costs	80,246	–	80,246	–	80,246		71,850
General and administrative	30,454	–	30,454	–	30,454		29,930
Other	37,769	(1,764)	36,005	43,347	79,352		62,377

Total operating expenses	1,216,508	(7,722)	1,208,786	468,783	1,677,569		1,498,483

OPERATING INCOME	1,122,496	(3,415)	1,119,081	251,117	1,370,198		1,228,623
Interest expense	(509,164)	2,445	(506,719)	(140,309)	(647,028)		(671,313)
Income and other taxes	(13,489)	–	(13,489)	–	(13,489)		(22,074)
Income from unconsolidated entities	112,842	–	112,842	(110,808)	2,034	(2)	23,267	(2)
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	136,525	–	136,525	–	136,525		74,683

Consolidated income from continuing operations	849,210	(970)	848,240	–	848,240		633,186

Discontinued operations	67,524	–	67,524	–	67,524		97,249
Discontinued operations transaction expenses	(38,163)	–	(38,163)	–	(38,163)		–

CONSOLIDATED NET INCOME	878,571	(970)	877,601	–	877,601		730,435
Net income attributable to noncontrolling interests	128,667	(970)	127,697	–	127,697	(3)	105,692
Preferred dividends	1,669	–	1,669	–	1,669		1,669

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$748,235	$–	$748,235	$–	$748,235		$623,074

RECONCILIATION OF CONSOLIDATED NET INCOME TO FFO:
Consolidated Net Income			$878,571	$–	$878,571		$734,993
Adjustments to Consolidated Net Income to Arrive at FFO:
Depreciation and amortization from consolidated properties			637,104	–	637,104		627,207
Our share of depreciation and amortization from unconsolidated entities, including Klépierre				275,718	275,718		246,377
Income from unconsolidated entities			(113,494)	113,494	–		–
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net			(136,767)	–	(136,767)		(88,835)
Net income attributable to noncontrolling interest holders in properties			(970)	–	(970)		(4,558)
Noncontrolling interests portion of depreciation and amortization			(1,864)	–	(1,864)		(4,377)
Preferred distributions and dividends			(2,626)	–	(2,626)		(2,626)

FFO of the Operating Partnership			$1,259,954	$389,212	$1,649,166		$1,508,181

Percentage of FFO of the Operating Partnership			76.40%	23.60%	100.00%		100.00%
(1)
Represents our venture partners' share of operations from consolidated properties.
(2)
Our Total Share of income from unconsolidated entities represents our share of net results related to our investment in Klépierre.
(3)
Represents limited partners' interest in the Operating Partnership.

2Q 2014 SUPPLEMENTAL	18

PRO-RATA BALANCE SHEET
(In thousands)

	AS OF JUNE 30, 2014
	CONSOLIDATED	NONCONTROLLING INTERESTS	OUR CONSOLIDATED SHARE	OUR SHARE OF JOINT VENTURES	OUR TOTAL SHARE	AS OF DECEMBER 31, 2013 OUR TOTAL SHARE
ASSETS:
Investment properties, at cost	$30,951,535	$(128,158)	$30,823,377	$10,025,641	$40,849,018	$39,792,597
Less - accumulated depreciation	8,568,672	$(51,708)	8,516,964	$2,515,766	11,032,730	10,399,807

	22,382,863	(76,450)	22,306,413	7,509,875	29,816,288	29,392,790
Cash and cash equivalents	1,665,817	(3,600)	1,662,217	361,418	2,023,635	2,053,790
Tenant receivables and accrued revenue, net	487,839	(1,812)	486,027	147,580	633,607	660,235
Investment in unconsolidated entities, at equity	2,523,431	–	2,523,431	(2,523,431)	–	–
Investment in Klépierre, at equity	2,002,587	–	2,002,587	–	2,002,587	2,014,415
Deferred costs and other assets	1,523,877	(7,177)	1,516,700	335,951	1,852,651	1,723,503
Total assets of discontinued operations	–	–	–	–	–	3,041,057

Total assets	$30,586,414	$(89,039)	$30,497,375	$5,831,393	$36,328,768	$38,885,790

LIABILITIES:
Mortgages and unsecured indebtedness	$21,901,060	$(86,234)	$21,814,826	$6,066,514	$27,881,340	$28,560,199
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,147,425	(4,091)	1,143,334	582,746	1,726,080	1,628,779
Cash distributions and losses in partnerships and joint ventures, at equity	1,116,301	–	1,116,301	(1,116,301)	–	–
Other liabilities	280,483	(357)	280,126	298,434	578,560	521,910
Total liabilities of discontinued operations	–	–	–	–	–	1,194,291

Total liabilities	24,445,269	(90,682)	24,354,587	5,831,393	30,185,980	31,905,179

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	25,537	–	25,537	–	25,537	162,243

EQUITY:
Stockholders' equity
Capital stock
Series J 8 3/8% cumulative redeemable preferred stock	44,226	–	44,226	–	44,226	44,390
Common stock, $.0001 par value	31	–	31	–	31	31
Class B common stock, $.0001 par value	–	–	–	–	–	–
Capital in excess of par value	9,406,570	–	9,406,570	–	9,406,570	9,217,363
Accumulated deficit	(4,049,079)	–	(4,049,079)	–	(4,049,079)	(3,218,686)
Accumulated other comprehensive loss	(61,736)	–	(61,736)	–	(61,736)	(75,795)
Common stock held in treasury at cost	(106,748)	–	(106,748)	–	(106,748)	(117,897)

Total stockholders' equity	5,233,264	–	5,233,264	–	5,233,264	5,849,406
Noncontrolling interests	882,344	1,643	883,987	–	883,987	968,962

Total equity	6,115,608	1,643	6,117,251	–	6,117,251	6,818,368

Total liabilities and equity	$30,586,414	$(89,039)	$30,497,375	$5,831,393	$36,328,768	$38,885,790

BASIS OF PRESENTATION:

We present balance sheet and income statement data on a pro-rata basis reflecting our proportionate economic ownership of each asset in our portfolio. The consolidated amounts shown are prepared on a consistent basis with our consolidated financial statements. Our Share of Joint Ventures column was derived on a property-by-property basis by applying the same percentage interests used to arrive at our share of net income during the period and applying them to all financial statement line items of each property. A similar calculation was performed for noncontrolling interests.

2Q 2014 SUPPLEMENTAL	19

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Six Months Ended June 30, 2014

(1)
Based on our share of total NOI and does not reflect any property, entity or corporate-level debt. Does not include WPG properties.
(2)
Includes Klépierre, international Premium Outlets and international Designer Outlets.

2Q 2014 SUPPLEMENTAL	20

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF NET INCOME TO NOI
The following schedule reconciles net income to NOI and provides our calculation of comparable property NOI.

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2014	2013	2014	2013
Reconciliation of NOI of consolidated properties:
Consolidated Net Income	$477,468	$400,525	$878,571	$734,993
Discontinued operations	(26,022)	(41,396)	(67,524)	(97,249)
Discontinued operations transaction expenses	38,163	—	38,163	—
Income and other taxes	6,626	8,959	13,489	22,074
Interest expense	254,930	266,229	509,164	537,535
Income from unconsolidated entities	(55,764)	(56,310)	(112,842)	(110,248)
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	(133,870)	(68,068)	(136,525)	(74,683)

Operating Income	561,531	509,939	1,122,496	1,012,422
Depreciation and amortization	287,214	273,537	567,708	544,872

NOI of consolidated properties	$848,745	$783,476	$1,690,204	$1,557,294

Reconciliation of NOI of unconsolidated entities:
Net Income	$171,390	$162,563	$338,971	$315,877
Interest expense	150,059	150,887	301,696	294,692
Income from operations of discontinued joint venture interests	(2,094)	(2,892)	(5,079)	(6,629)
Gain on disposal of discontinued operations	—	(18,356)	—	(18,356)

Operating Income	319,355	292,202	635,588	585,584
Depreciation and amortization	142,047	122,981	294,195	246,595

NOI of unconsolidated entities	$461,402	$415,183	$929,783	$832,179

Total consolidated and unconsolidated NOI from continuing operations	$1,310,147	$1,198,659	$2,619,987	$2,389,473

Adjustments to NOI:
NOI of discontinued consolidated properties	68,953	100,052	169,828	200,556
NOI of discontinued unconsolidated properties	6,969	10,259	17,445	22,068

Total NOI of our portfolio	$1,386,069	$1,308,970	$2,807,260	$2,612,097

Change in NOI from prior period	5.9%	4.0%	7.5%	5.7%
Add: Our share of NOI from Klépierre	53,189	74,319	120,065	141,881
Less: Joint venture partners' share of NOI from continuing operations	237,443	223,133	477,666	448,633
Less: Joint venture partners' share of NOI from discontinued operations	5,139	7,758	12,998	16,861

Our share of NOI	$1,196,676	$1,152,398	$2,436,661	$2,288,484

Increase in our share of NOI from prior period	3.8%	7.4%	6.5%	11.2%
Total NOI of our portfolio	$1,386,069	$1,308,970	$2,807,260	$2,612,097
NOI from non comparable properties (1)	237,959	221,614	538,465	460,931

Total NOI of comparable properties (2)	$1,148,110	$1,087,356	$2,268,795	$2,151,166

Increase in NOI of U.S. Malls, Premium Outlets and The Mills that are comparable properties	5.6%		5.5%

(1)
NOI excluded from comparable property NOI relates to WPG properties, international properties, other retail properties, TMLP properties, any of our non-retail holdings and results of our corporate and management company operations, NOI of U.S. Malls, Premium Outlets and The Mills not owned and operated in both periods under comparison and excluded income noted in footnote 2 below.
(2)
Comparable properties are U.S. Malls, Premium Outlets and The Mills that were owned in both of the periods under comparison. Excludes lease termination income, interest income, land sale gains and the impact of significant redevelopment activities.

2Q 2014 SUPPLEMENTAL	21

 RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF FFO TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)

	THREE MONTHS ENDED JUNE 30, 2014	PER SHARE AMOUNT	SIX MONTHS ENDED JUNE 30, 2014	PER SHARE AMOUNT
FFO	$783,833	$2.16	$1,649,166	$4.54
Non-cash impacts to FFO (1)	4,622	0.01	(5,041)	(0.01)

FFO excluding non-cash impacts	788,455	$2.17	1,644,125	$4.53
Tenant allowances	(45,199)	(0.12)	(85,262)	(0.23)
Operational capital expenditures	(24,257)	(0.07)	(31,216)	(0.09)

Funds available for distribution	$718,999	$1.98	$1,527,647	$4.21

(1)
Non-cash impacts to FFO include:

	THREE MONTHS ENDED JUNE 30, 2014	SIX MONTHS ENDED JUNE 30, 2014
Deductions:
Straight-line rent	(13,263)	(27,311)
Fair value of debt amortization	(5,286)	(21,421)
Fair market value of lease amortization	(3,008)	(8,456)
Additions:
Stock based compensation expense	15,664	29,470
Mortgage, financing fee and terminated swap amortization expense	10,515	22,677

	4,622	(5,041)

This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, diluted FFO per share, funds available for distribution, net operating income (NOI), and comparable property NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on pages 21 and 22 and in the Earnings Release for the latest period.

2Q 2014 SUPPLEMENTAL	22

OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST
(In thousands)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2014	2013	2014	2013
Consolidated Properties
Other Income (1)
Interest and dividend income	$2,678	$2,187	$5,178	$3,998
Lease settlement income	1,138	305	12,022	1,918
Gains on land sales	4,945	654	12,155	1,095
Other (2)	29,183	28,943	55,577	54,381

Totals	$37,944	$32,089	$84,932	$61,392

Other Expense (1)
Ground rent	$10,992	$10,755	$19,949	$20,886
Professional fees and other	7,415	6,686	17,820	13,365

Totals	$18,407	$17,441	$37,769	$34,251

Capitalized Interest (1)	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2014	2013	2014	2013
Interest Capitalized during the Period:
Our Share of Consolidated Properties	$3,092	$4,604	$6,414	$8,361
Our Share of Joint Venture Properties	$124	$157	$196	$432
(1)
Excludes WPG properties in all periods presented as those items are reported as discontinued operations.
(2)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues and other miscellaneous income items.

2Q 2014 SUPPLEMENTAL	23

U.S. MALLS AND PREMIUM OUTLETS OPERATING INFORMATION (1)

	AS OF JUNE 30,
	2014	2013
Total Number of Properties	181	183
Total Square Footage of Properties (in millions)	154.2	155.1
Ending Occupancy (2):
Consolidated Assets	96.9%	96.2%
Unconsolidated Assets	95.5%	95.5%
Total Portfolio	96.5%	96.1%
Total Sales per Square Foot (PSF) (3):
Consolidated Assets	$596	$598
Unconsolidated Assets	$650	$666
Total Portfolio	$608	$612
Base Minimum Rent PSF (4):
Consolidated Assets	$44.46	$42.03
Unconsolidated Assets	$49.66	$49.82
Total Portfolio	$45.83	$43.94

Releasing Activity for the Trailing Twelve Month Period Ended:

		TOTAL RENT PSF
	SQUARE FOOTAGE OF OPENINGS	OPENING RATE PSF (5)	CLOSING RATE PSF (5)	RELEASING SPREAD (5)
6/30/14	7,174,353	$66.28	$55.22	$11.06	20.0%
3/31/14	6,653,281	$65.89	$54.42	$11.47	21.1%
12/31/13	6,697,286	$67.06	$56.72	$10.34	18.2%
9/30/13	6,587,881	$65.86	$56.50	$9.36	16.6%
6/30/13	6,366,443	$64.84	$56.08	$8.76	15.6%
3/31/13	6,268,787	$63.61	$55.16	$8.45	15.3%

Occupancy Cost as a Percentage of Sales (6):

6/30/14	11.6%
3/31/14	11.4%
11.3%
9/30/13	11.2%
6/30/13	11.2%
3/31/13	11.1%
(1)
Because this information excludes WPG properties, it differs from previously reported historical information.
(2)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.
(3)
Total Sales PSF is defined as total sales of the tenants open and operating in the center during the reporting period divided by the associated company owned and occupied GLA on a trailing 12-month basis. Includes tenant sales activity for all months a tenant is open within the trailing 12-month period. In accordance with the standard definition of sales for regional malls adopted by the International Council of Shopping Centers, only stores with less than 10,000 square feet are included for malls. All company owned space is included for Premium Outlets.
(4)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.
(5)
Releasing Spread is a "same space" measure that compares opening and closing rates on individual spaces, including spaces greater than 10,000 square feet. The Opening Rate is the average of the initial cash Total Rent PSF for spaces leased during the trailing 12-month period, and includes new leases and existing tenant renewals, amendments and relocations (including expansions and downsizings). The Closing Rate is the average of the final cash Total Rent PSF as of the month the tenant terminates or closes. Total Rent PSF includes Base Minimum Rent, common area maintenance (CAM) and base percentage rent. It includes leasing activity on all spaces occupied by tenants that would qualify to be included in Ending Occupancy as defined above as long as the opening and closing dates are within 24 months of one another.
(6)
Occupancy Cost as a Percentage of Sales is the trailing 12-month Base Minimum Rent, plus all applicable ancillary charges, plus overage rent, if applicable (based on last 12 months of sales), divided by the trailing 12-month Total Sales PSF for the same tenants.

2Q 2014 SUPPLEMENTAL	24

THE MILLS AND INTERNATIONAL OPERATING INFORMATION

	AS OF JUNE 30,
	2014	2013
The Mills
Total Number of Properties	13	13
Total Square Footage of Properties (in millions)	19.7	18.9
Ending Occupancy (1)	98.0%	97.9%
Total Sales PSF (2)	$529	$519
Base Minimum Rent PSF (3)	$24.78	$23.17
Releasing Spread PSF (4)	$12.74	$7.39
Releasing Spread (Percentage Change) (4)	46.9%	21.0%

International Properties
Premium Outlets
Total Number of Properties	15	13
Total Square Footage of Properties (in millions)	5.0	4.2
Designer Outlets
Total Number of Properties	5	N/A
Total Square Footage of Properties (in millions)	1.0	N/A
Statistics for Premium Outlets in Japan (5)
Ending Occupancy	99.5%	99.4%
Total Sales PSF	¥91,869	¥89,935
Base Minimum Rent PSF	¥4,913	¥4,838
(1)
See footnote 1 on page 24 for definition, except Ending Occupancy is calculated on all company owned space.
(2)
See footnote 2 on page 24 for definition; calculation methodology is the same as for malls.
(3)
See footnote 3 on page 24 for definition.
(4)
See footnote 5 on page 24 for definition.
(5)
Information supplied by the managing venture partner; includes 9 properties.

2Q 2014 SUPPLEMENTAL	25

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)

YEAR	NUMBER OF LEASES EXPIRING	SQUARE FEET	AVG. BASE MINIMUM RENT PSF at 6/30/14	PERCENTAGE OF GROSS ANNUAL RENTAL REVENUES (2)

Inline Stores and Freestanding
Month to Month Leases	563	2,032,755	$41.35	1.8%
2014 (7/1/14 - 12/31/14)	562	1,514,904	$47.95	1.6%
2015	2,474	8,142,223	$42.40	7.5%
2016	2,420	8,153,127	$42.18	7.5%
2017	2,392	8,356,208	$44.04	8.2%
2018	2,294	8,691,276	$45.67	8.7%
2019	1,690	6,697,014	$45.98	6.8%
2020	1,193	4,490,650	$49.71	5.0%
2021	1,206	4,852,905	$49.57	5.4%
2022	1,454	5,642,615	$48.19	6.1%
2023	1,783	6,767,971	$49.24	7.4%
2024	987	4,028,383	$50.87	4.5%
2025 and Thereafter	478	2,499,662	$43.48	2.5%
Specialty Leasing Agreements w/ terms in excess of 12 months	815	1,893,025	$20.58	0.9%

Anchor Tenants
2014 (7/1/14 - 12/31/14)	1	116,298	$11.97	–
2015	16	1,748,303	$4.09	0.2%
2016	16	1,461,100	$3.60	0.1%
2017	23	2,672,151	$3.31	0.2%
2018	19	2,309,629	$5.06	0.2%
2019	23	2,301,090	$5.42	0.3%
2020	16	1,489,306	$6.74	0.2%
2021	10	758,696	$9.18	0.1%
2022	8	957,917	$9.59	0.2%
2023	9	1,223,016	$10.50	0.3%
2024	11	659,968	$11.82	0.2%
2025 and Thereafter	25	2,881,913	$5.21	0.3%

(1)
Does not consider the impact of renewal options that may be contained in leases. Excludes WPG properties.
(2)
Annual rental revenues represent 2013 consolidated and joint venture combined base rental revenue excluding WPG properties.

2Q 2014 SUPPLEMENTAL	26

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS (1)

TOP INLINE STORE TENANTS (sorted by percentage of total base minimum rent for U.S. properties)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

The Gap, Inc.	365	3,740	2.0%	3.5%
L Brands, Inc.	300	1,779	1.0%	2.2%
Signet Jewelers, Ltd.	418	612	0.3%	1.7%
Abercrombie & Fitch Co.	186	1,322	0.7%	1.5%
PVH Corporation	273	1,481	0.8%	1.5%
Forever 21, Inc.	82	1,330	0.7%	1.4%
American Eagle Outfitters, Inc.	178	1,138	0.6%	1.2%
Luxottica Group S.P.A	388	701	0.4%	1.2%
Foot Locker, Inc.	248	983	0.5%	1.1%
VF Corporation	230	1,180	0.6%	1.1%

TOP ANCHORS (sorted by percentage of total square footage in U.S. properties) (2)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

Macy's, Inc.	125	23,826	13.0%	0.4%
Sears Holdings Corporation	76	12,550	6.9%	0.1%
J.C. Penney Co., Inc.	74	11,637	6.4%	0.4%
Dillard's, Inc.	40	7,010	3.8%	–
Nordstrom, Inc.	28	4,745	2.6%	0.1%
Hudson's Bay Company	16	2,111	1.2%	0.1%
Belk, Inc.	11	1,790	1.0%	0.1%
Dick's Sporting Goods, Inc.	23	1,547	0.8%	0.5%
Target Corporation	9	1,395	0.8%	–
The Neiman Marcus Group, Inc.	10	1,265	0.7%	–
The Bon-Ton Stores, Inc.	9	1,225	0.7%	–
Kohl's Corporation	7	635	0.3%	–
Boscov's Department Store LLC	3	547	0.3%	–

(1)
Excludes WPG properties.
(2)
Includes space leased and owned by anchors in U.S. Malls; does not include Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.

2Q 2014 SUPPLEMENTAL	27

CAPITAL EXPENDITURES
(In thousands)

		UNCONSOLIDATED PROPERTIES
	CONSOLIDATED PROPERTIES (1)	TOTAL	OUR SHARE
New development projects	$9,418	$125,961	$60,530
Redevelopment projects with incremental square footage and/or anchor replacement	182,618	100,024	46,304
Redevelopment projects with no incremental square footage	12,096	4,296	1,929

Subtotal new development and redevelopment projects	204,132	230,281	108,763
Tenant allowances	72,073	26,417	13,189
Operational capital expenditures at properties:
CAM expenditures (2)	11,320	18,342	8,650
Non-CAM expenditures	10,076	2,449	1,170

Totals	$297,601	$277,489	$131,772

Conversion from accrual to cash basis	68,433	29,444	13,982

Capital Expenditures for the Six Months Ended 6/30/14 (3)	$366,034	$306,933	$145,754

Capital Expenditures for the Six Months Ended 6/30/13 (3)	$394,290	$343,582	$163,306

(1)
WPG properties comprise $16.0 million, $4.5 million, and $2.3 million of current year new development and redevelopment projects, tenant allowances, and operational capital expenditures, respectively. Our share of unconsolidated capital expenditures relating to WPG properties was not significant.
(2)
Expenditures included in the pool of expenses allocated to tenants as CAM.
(3)
Agrees with the line item "Capital expenditures" on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

2Q 2014 SUPPLEMENTAL	28

DEVELOPMENT ACTIVITY SUMMARY (1)
As of June 30, 2014
(in millions, except percent)

PLATFORM PROJECT TYPE	PROJECTED GROSS COST (2)	PROJECTED NET COST (3)	OUR SHARE OF NET COST	EXPECTED STABILIZED RATE OF RETURN	TOTAL CONSTRUCTION IN PROGRESS	OUR SHARE OF TOTAL CONSTRUCTION IN PROGRESS
Malls
Redevelopments	$1,310	$1,252	$855	8%	$268	$193

Premium Outlets
New Developments	$613	$605	$279	10%	$259	$117
Redevelopments	$688	$657	$506	12%	$152	$134

The Mills
Redevelopments	$29	$15	$11	19%	$4	$3
Totals	$2,640	$2,529	$1,651	9%	$683	$447

NOTES:

(1)
Represents projects under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million; and anchor/big box additions with budgeted gross costs in excess of $2 million. Excludes WPG properties.
(2)
Projected Gross Cost includes soft costs such as architecture and engineering fees, tenant costs (allowances/leasing commissions), development, legal and other fees, marketing costs, cost of capital, and other related costs.
(3)
Projected Net Cost includes cost recoveries such as land sales, tenant reimbursements, Tax Increment Financing (TIF), CAM, and other such recoveries.
(4)
Costs and returns are based upon current budget assumptions; actual costs may vary.

2Q 2014 SUPPLEMENTAL	29

DEVELOPMENT ACTIVITY REPORT (1)
As of June 30, 2014

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE
Malls - Redevelopments
Del Amo Fashion Center - Torrance (Los Angeles), CA	Phase I redevelopment including common area renovation and new dining pavilion (11/13), addition of small shops in former food court space (7/14)	7/14	50%
Domain, The - Austin, TX	Punch Bowl Social	8/14	100%
Meadowood Mall - Reno, NV	The Cheesecake Factory	8/14	50%
Circle Centre Mall - Indianapolis, IN	Indianapolis Star	9/14	12%
South Hills Village - Pittsburgh, PA	DSW and Ulta	9/14	100%
Southdale Center Residential - Edina, MN	230 Residential Units	9/14	50%
Coddingtown Mall - Santa Rosa, CA	Target	10/14	50%
Domain, The - Austin, TX	Common area enhancements	10/14	100%
St. Johns Town Center - Jacksonville, FL	Addition of Nordstrom and 34,000 SF small shop expansion	10/14	50%
Florida Mall - Orlando, FL	Addition of American Girl and relocation of Zara	11/14	50%
South Hills Village - Pittsburgh, PA	Redevelopment	11/14	100%
University Park Mall - Mishawaka, IN	Redevelopment	11/14	100%
Briarwood Mall - Ann Arbor, MI	PF Chang's and Bravo	12/14	50%
Mall at Rockingham Park - Salem, NH	Redevelopment	12/14	28%
Haywood Mall - Greenville, SC	Redevelopment	1/15	100%
Walt Whitman Shops - Huntington Station, NY	Zara	3/15	100%
Montgomery Mall - North Wales, PA	Redevelopment of the Wegmans wing	5/15	79%
Florida Mall - Orlando, FL	Redevelopment of the Saks building to an indoor/outdoor dining pavilion and small shops	6/15	50%
The Forum Shops - Las Vegas, NV	Transition Hall redevelopment	6/15	100%
Prien Lake Mall - Lake Charles, LA	Ulta and Maurice's	6/15	100%
Del Amo Fashion Center - Torrance (Los Angeles), CA	Phase II includes 260,000 SF small shop expansion and addition of Nordstrom	10/15	50%
The Fashion Centre at Pentagon City - Arlington, VA	Redevelopment (8/15) and 50,000 SF expansion	11/15	43%
Roosevelt Field Mall - Garden City, NY	Redevelopment (11/15) and 50,000 SF small shop expansion and addition of Neiman Marcus	2/16	100%
Stanford Shopping Center - Palo Alto, CA	Relocation of Bloomingdale's (10/14), redevelopment and 120,000 SF small shop expansion	3/16	100%
Houston Galleria - Houston, TX	Relocation of Saks Fifth Avenue, redevelopment and 105,000 SF small shop expansion	6/17	50%

2Q 2014 SUPPLEMENTAL	30

DEVELOPMENT ACTIVITY REPORT (1)
As of June 30, 2014

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE
Premium Outlets - New Developments
Charlotte Premium Outlets - Charlotte, NC	400,000 SF upscale Premium Outlet Center	7/14	50%
Twin Cities Premium Outlets - Eagan (Minneapolis-St. Paul), MN	410,000 SF upscale Premium Outlet Center	8/14	35%
Montreal Premium Outlets - Mirabel, Quebec, Canada	360,000 SF upscale Premium Outlet Center	10/14	50%
Vancouver Designer Outlet - Vancouver, British Columbia, Canada	242,000 SF Designer Outlet Center	4/15	45%
Gloucester Premium Outlets - Gloucester (Philadelphia, PA), NJ	375,000 SF upscale Premium Outlet Center	8/15	50%

Premium Outlets - Redevelopments
Premium Outlets Punta Norte - Mexico City, Mexico	55,000 SF expansion	11/14	50%
Toki Premium Outlets - Gifu, Japan	77,000 SF expansion	11/14	40%
Waikele Premium Outlets - Waipahu (Honolulu), HI	Redevelopment and 5,000 SF expansion	1/15	100%
Yeoju Premium Outlets - Gyeonggi Province, South Korea	259,000 SF expansion	3/15	50%
Las Vegas Premium Outlets-North - Las Vegas, NV	140,000 SF expansion	5/15	100%
Shisui Premium Outlets - Shisui, Japan	130,000 SF expansion	5/15	40%
Chicago Premium Outlets - Aurora, IL	260,000 SF expansion	8/15	100%
Woodbury Common Premium Outlets - Central Valley (New York), NY	Redevelopment and 63,000 SF expansion	3/16	100%

2Q 2014 SUPPLEMENTAL	31

DEVELOPMENT ACTIVITY REPORT (1)
As of June 30, 2014

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE
The Mills - Redevelopments
Katy Mills - Katy, TX	H&M	7/14	25%
Great Mall - Milpitas, CA	Redevelopment to create 36,000 SF of small shops	9/14	100%
Grapevine Mills - Grapevine (Dallas), TX	Redevelopment	12/15	59%
(1)
Projects listed represent projects that are under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million; and anchor/big box additions with budgeted gross costs in excess of $2 million. Excludes WPG properties.

2Q 2014 SUPPLEMENTAL	32

U.S. ANCHOR/BIG BOX OPENINGS (1)

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Openings during the First Six Months of 2014
Concord Mills - Concord (Charlotte), NC	Mills	Sea Life	Nascar Speed Park
Katy Mills - Katy (Houston), TX	Mills	Ross Dress for Less	Circuit City
King of Prussia Mall - King of Prussia (Philadelphia), PA	Mall	Container Store	N/A
Pier Park - Panama City Beach, FL	Mall	Dave & Buster's	N/A
Plaza Carolina - Carolina (San Juan), PR	Mall	Sports Authority	N/A
Potomac Mills - Woodbridge (Washington, D.C.), VA	Mills	Buy Buy Baby/and That!	N/A
Square One Mall - Saugus (Boston), MA	Mall	T.J. Maxx	N/A
Woodfield Mall - Schaumburg (Chicago), IL	Mall	Arhaus Furniture	N/A

Openings Projected for the Remainder of 2014
Arizona Mills - Tempe (Phoenix), AZ	Mills	At Home	JCPenney
Briarwood Mall - Ann Arbor, MI	Mall	PF Chang's and Bravo	N/A
Circle Centre - Indianapolis, IN	Mall	Indianapolis Star	Nordstrom
Coddingtown Mall - Santa Rosa, CA	Mall	Target	Gottschalks
Domain, The - Austin, TX	Mall	Punch Bowl Social	N/A
Florida Mall, The - Orlando, FL	Mall	American Girl	N/A
		Zara (3)	N/A
Great Mall - Milpitas (San Jose), CA	Mills	Uniqlo	N/A
Katy Mills - Katy (Houston), TX	Mills	H&M	Old Navy
Liberty Tree Mall - Danvers (Boston), MA	Mall	Sky Zone	Sports Authority (2)
Meadowood Mall - Reno, NV	Mall	The Cheesecake Factory	N/A
South Hills Village - Pittsburgh, PA	Mall	DSW	Dick's Sporting Goods (2)
		Ulta	Dick's Sporting Goods (2)
St. Johns Town Center - Jacksonville, FL	Mall	Nordstrom	N/A
		Arhaus Furniture	N/A
Stanford Shopping Center - Palo Alto, CA	Mall	Bloomingdale's (3)	N/A

2Q 2014 SUPPLEMENTAL	33

U.S. ANCHOR/BIG BOX OPENINGS (1)

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Openings Projected for 2015 and Beyond
Del Amo Fashion Center - Los Angeles, CA	Mall	Nordstrom	N/A
Houston Galleria - Houston, TX	Mall	Saks Fifth Avenue (3)	N/A
Prien Lake Mall - Lake Charles, LA	Mall	Ulta	N/A
Roosevelt Field - Garden City (New York), NY	Mall	Neiman Marcus	N/A
Walt Whitman Shops - Huntington Station (New York), NY	Mall	Zara	N/A
(1)
Excludes WPG properties.
(2)
Tenant has relocated to another space within the center.
(3)
Tenant has an existing store at this center but will move to a new location.

2Q 2014 SUPPLEMENTAL	34

COMMON AND PREFERRED STOCK INFORMATION

                    CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
                    For the Period December 31, 2013 through June 30, 2014

	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2013	310,608,565	51,846,157
First Quarter Activity:
Exchange of Limited Partnership Units for Common Stock	48,725	(48,725)
Issuance of Limited Partnership Units	—	555,150
Restricted Stock Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	1,246	469,848

Number Outstanding at March 31, 2014	310,658,536	52,822,430

Second Quarter Activity:
Exchange of Limited Partnership Units for Common Stock	14,904	(14,904)
Restricted Stock Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	66,014	—
Incremental Shares and Units Issued in Connection with the Spin-off of WPG	25,872	133,439

Number Outstanding at June 30, 2014	310,765,326	52,940,965

Number of Limited Partnership Units and Common Shares at June 30, 2014	363,706,291

                    PREFERRED STOCK/UNITS OUTSTANDING AS OF JUNE 30, 2014
                    ($ in 000's, except per share amounts)

ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL

Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	255,373	$100.00	$25,537	N/A
(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.
(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.
(3)
Represents restricted stock awards and earned LTIP units issued pursuant to the Operating Partnership's 1998 Stock Incentive Plan, net of forfeitures.
(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on June 30, 2014 was $68.77 per share.
(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

2Q 2014 SUPPLEMENTAL	35

CREDIT PROFILE
(As of June 30, unless otherwise indicated)

DEBT TO TOTAL MARKET CAPITALIZATION

44%
42%
40%
38%
36%
34%
32%
30%
40.3%
35.0%
33.1%
34.8%
31.5%
2010
2011
2012
2013
6/30/14

SECURED DEBT TO TOTAL MARKET CAPITALIZATION

24%
22%
20%
18%
16%
14%
12%
10%
21.8%
18.5%
15.6%
16.7%
14.0%
2010
2011
2012
2013
6/30/14

FIXED CHARGE COVERAGE

3.7
3.5
3.3
3.1
2.9
2.7
2.5
2.3
2.8
3.0
3.1
3.4
3.6
2010
2011
2012
2013
TTM 6/30/14[1]

SHARE OF NET DEBT TO SHARE OF NOI

7.0
6.5
6.0
5.5
5.0
4.5
4.0
6.5
6.2
6.1
5.7
5.2
2010
2011
2012
2013
TTM 6/30/14[1]

FFO PAYOUT RATIO

70%
65%
60%
55%
50%
45%
40%
35%
30%
52%
51%
51%
53%
53%
2010
2011
2012
2013
TTM 6/30/14[1]

WEIGHTED AVERAGE INTEREST RATE/YEARS TO MATURITY

5.70%
5.50%
5.30%
5.10%
4.90%
4.70%
4.50%
7
6
5
4
3
5.43%
5.24%
5.01%
4.78%
4.54%
5.7
5.5
5.9
5.5
5.6
Interest Rate
Years to Maturity
2010
2011
2012
2013
6/30/14

(1)
Includes WPG properties NOI and FFO through the effective date of the spin-off.

2Q 2014 SUPPLEMENTAL	36

SUMMARY OF INDEBTEDNESS
As of June 30, 2014
(In thousands)

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$5,698,599	$5,612,365	5.49%	4.4
Variable Rate Debt	630,000	630,000	1.22%	2.8

Total Mortgage Debt	6,328,599	6,242,365	5.06%	4.2
Unsecured Debt
Fixed Rate	14,441,764	14,441,764	4.64%	6.3
Revolving Credit Facility – Euro Currency	652,204	652,204	0.88%	5.0
Supplemental Credit Facility – Yen Currency	219,483	219,483	1.05%	3.0

Total Revolving Credit Facilities	871,687	871,687	0.92%	4.5
Unsecured Term Loan	240,000	240,000	1.26%	3.7

Total Unsecured Debt	15,553,451	15,553,451	4.38%	6.2
Premium	60,544	60,544
Discount	(41,534)	(41,534)

Consolidated Mortgages and Unsecured Indebtedness (1)	$21,901,060	$21,814,826	4.58%	5.6

Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$10,341,247	$4,889,932	4.80%	6.1
Variable Rate Debt	1,685,759	865,013	2.22%	3.7
TMLP Debt (2)	729,121	305,756	–	–

Total Mortgage Debt	12,756,127	6,060,701	4.41%	5.7
Premium	8,559	5,813

Joint Venture Mortgages and Other Indebtedness (1)	$12,764,686	$6,066,514	4.41%	5.7

Our Share of Total Indebtedness		$$27,881,340	4.54%	5.6

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	92.0%	$20,073,139	4.88%	5.8
Variable	8.0%	1,741,687	1.08%	3.8

	100.0%	21,814,826	4.58%	5.6
Joint Venture
Fixed	83.4%	$5,061,000	4.80%	6.1
Variable	16.6%	1,005,514	2.22%	3.7

	100.0%	6,066,514	4.41%	5.7
Total Debt		$27,881,340

Total Fixed Debt	90.1%	$25,134,139	4.87%	5.8

Total Variable Debt	9.9%	$2,747,201	1.46%	3.8

(1)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.
(2)
See footnote 23 on the Property and Debt information.

2Q 2014 SUPPLEMENTAL	37

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)
As of June 30, 2014
(In thousands)

YEAR	OUR SHARE OF UNSECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING UNSECURED CONSOLIDATED DEBT	OUR SHARE OF SECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING SECURED CONSOLIDATED DEBT	OUR SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT	WEIGHTED AVERAGE RATE OF MATURING UNCONSOLIDATED JOINT VENTURE DEBT	OUR SHARE OF TOTAL DEBT	TOTAL WEIGHTED AVERAGE RATE OF MATURING DEBT

2014	218,430	5.63%	51,236	–	228,746	2.83%	498,412	4.38%
2015	1,600,000	5.12%	73,652	–	939,188	4.95%	2,612,840	5.07%
2016	1,300,000	6.02%	2,423,084	5.57%	624,845	5.86%	4,347,929	5.74%
2017	1,819,483	3.22%	1,712,894	4.95%	428,923	5.03%	3,961,300	4.16%
2018	1,990,000	3.92%	33,971	–	309,584	1.76%	2,333,555	3.66%
2019	1,902,204	6.44%	114,892	7.79%	208,589	4.08%	2,225,685	6.43%
2020	2,273,332	4.18%	230,398	5.51%	853,518	4.65%	3,357,248	4.39%
2021	1,600,000	4.27%	322,303	5.41%	798,646	4.79%	2,720,949	4.57%
2022	600,000	3.38%	506,025	4.13%	639,308	4.28%	1,745,333	3.94%
2023	500,000	2.75%	694,561	3.85%	431,225	3.34%	1,625,786	3.40%
Thereafter	1,750,000	5.09%	79,351	4.84%	598,129	3.98%	2,427,480	4.76%

Face Amounts of Indebtedness	$15,553,449	4.38%	$6,242,367	5.06%	$6,060,701	4.41%	$27,856,517	4.54%
Premiums (Discounts) on Indebtedness, Net	(40,995)		60,005		5,813		24,823

Our Share of Total Indebtedness	$15,512,454		$6,302,372		$6,066,514		$27,881,340

2Q 2014 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of June 30, 2014

							DEBT INFORMATION
				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE

	Malls
1.	ABQ Uptown	NM	Albuquerque	100.0%		230,066	(2)
2.	Apple Blossom Mall	VA	Winchester	49.1%		471,694	(2)
3.	Auburn Mall	MA	Auburn	56.4%		586,242	09/01/20		6.02%	Fixed	40,048	22,575
4.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,106,157	12/01/20		3.75%	Fixed	1,200,000	400,000
5.	Avenues, The	FL	Jacksonville	25.0%	(4)	1,114,467	02/06/23		3.60%	Fixed	110,000	27,500
6.	Bangor Mall	ME	Bangor	87.6%		652,531	10/01/17		6.15%	Fixed	80,000	70,087
7.	Barton Creek Square	TX	Austin	100.0%		1,429,367	(2)
8.	Battlefield Mall	MO	Springfield	100.0%		1,201,558	09/01/22		3.95%	Fixed	125,000	125,000
9.	Bay Park Square	WI	Green Bay	100.0%		711,747	(2)
10.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,319,397	(2)
11.	Briarwood Mall	MI	Ann Arbor	50.0%		968,983	11/30/16	(6)	7.50%	Fixed	111,055	55,527
12.	Broadway Square	TX	Tyler	100.0%		627,361	(2)
13.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,317,237	(2)
14.	Cape Cod Mall	MA	Hyannis	56.4%		721,351	03/06/21		5.75%	Fixed	95,847	54,029
15.	Castleton Square	IN	Indianapolis	100.0%		1,383,166	(2)
16.	Cielo Vista Mall	TX	El Paso	100.0%		1,241,455	(2)
17.	Circle Centre	IN	Indianapolis	14.7%	(4)	767,698	01/28/20	(8)	3.06%	Variable	67,000	9,822
18.	Coconut Point	FL	Estero	50.0%		1,204,941	12/10/16		5.83%	Fixed	230,000	115,000
19.	Coddingtown Mall	CA	Santa Rosa	50.0%		673,438	03/01/17	(8)	1.91%	Variable	12,150	12,150
20.	College Mall	IN	Bloomington	100.0%		636,405	(2)
21.	Columbia Center	WA	Kennewick	100.0%		771,790	(2)
22.	Copley Place	MA	Boston	94.4%	(7)	1,242,718	(2)
23.	Coral Square	FL	Coral Springs (Miami)	97.2%		943,886	(2)
24.	Cordova Mall	FL	Pensacola	100.0%		832,788	(2)
25.	Crystal Mall	CT	Waterford	78.2%		783,071	06/06/22		4.46%	Fixed	95,000	74,276
26.	Dadeland Mall	FL	Miami	50.0%		1,497,196	12/05/21		4.50%	Fixed	446,411	223,205
27.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,148,788	01/17/18	(8)	2.16%	Variable	310,000	155,000
28.	Domain, The	TX	Austin	100.0%		1,232,958	08/01/21		5.44%	Fixed	200,225	200,225
29.	Dover Mall	DE	Dover	68.1%		928,199	08/06/21		5.57%	Fixed	90,503	61,624
30.	Emerald Square	MA	North Attleboro (Providence, RI)	56.4%		1,022,661	08/11/22		4.71%	Fixed	111,798	63,021
31.	Empire Mall	SD	Sioux Falls	100.0%		1,125,425	06/01/16		5.79%	Fixed	176,300	176,300
32.	Falls, The	FL	Miami	50.0%		838,075	11/30/16	(6)	7.50%	Fixed	107,353	53,676
33.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		990,728	07/01/21		5.11%	Fixed	40,000	17,000
							07/01/21		4.87%	Fixed	410,000	174,250
34.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		710,699	(2)
35.	Fashion Valley	CA	San Diego	50.0%		1,721,509	01/04/21		4.30%	Fixed	471,074	235,538
36.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		998,123	(2)
37.	Florida Mall, The	FL	Orlando	50.0%		1,662,847	09/05/20		5.25%	Fixed	353,658	176,829
38.	Forum Shops at Caesars, The	NV	Las Vegas	100.0%		679,226	(2)
39.	Galleria, The	TX	Houston	50.4%		1,909,495	12/01/15		5.44%	Fixed	643,583	324,173
							12/01/15		5.44%	Fixed	177,417	89,365

2Q 2014 SUPPLEMENTAL	39

 PROPERTY AND DEBT INFORMATION
As of June 30, 2014

							DEBT INFORMATION
				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE

40.	Greendale Mall	MA	Worcester (Boston)	56.4%		428,818	10/01/16		6.00%	Fixed	45,000	25,367
41.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,288,171	08/01/16	(9)	8.00%	Fixed	76,214	76,214
42.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%		674,045	04/01/22		4.81%	Fixed	84,000	42,000
43.	Haywood Mall	SC	Greenville	100.0%		1,228,957	(2)
44.	Independence Center	MO	Independence (Kansas City)	100.0%		866,145	07/10/17		5.94%	Fixed	200,000	200,000
45.	Indian River Mall	FL	Vero Beach	50.0%		736,141	11/01/14	(19)	5.21%	Fixed	60,914	30,457
46.	Ingram Park Mall	TX	San Antonio	100.0%		1,120,874	06/01/21		5.38%	Fixed	139,041	139,041
47.	King of Prussia Mall	PA	King of Prussia (Philadelphia)	100.0%		2,496,617	01/01/17		7.49%	Fixed	54,165	54,165
							01/01/17		8.53%	Fixed	3,892	3,892
							01/01/17		4.50%	Fixed	50,000	50,000
48.	La Plaza Mall	TX	McAllen	100.0%		1,220,497	(2)
49.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,097,360	(2)
50.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,179,950	07/05/20		5.88%	Fixed	132,484	66,242
51.	Lenox Square	GA	Atlanta	100.0%		1,558,061	(2)
52.	Liberty Tree Mall	MA	Danvers (Boston)	49.1%		856,139	05/06/23		3.41%	Fixed	34,281	16,845
53.	Livingston Mall	NJ	Livingston (New York)	100.0%		968,957	(2)
54.	Mall at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		468,959	11/01/23		4.69%	Fixed	120,000	113,328
55.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,020,539	03/10/17		5.61%	Fixed	260,000	73,282
56.	Mall at Tuttle Crossing, The	OH	Dublin (Columbus)	50.0%		1,125,491	05/01/23		3.56%	Fixed	125,000	62,500
57.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,817,591	(2)
58.	Mall of New Hampshire, The	NH	Manchester	56.4%		811,859	10/05/15		6.23%	Fixed	126,114	71,091
59.	McCain Mall	AR	N. Little Rock	100.0%		786,609	(2)
60.	Meadowood Mall	NV	Reno	50.0%		883,751	11/06/21		5.82%	Fixed	120,981	60,490
61.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,332,364	(2)
62.	Miami International Mall	FL	Miami	47.8%		1,084,310	02/06/24		4.42%	Fixed	160,000	76,442
63.	Midland Park Mall	TX	Midland	100.0%		622,235	09/06/22		4.35%	Fixed	82,579	82,579
64.	Miller Hill Mall	MN	Duluth	100.0%		832,987	(2)
65.	Montgomery Mall	PA	North Wales (Philadelphia)	79.4%		1,107,469	05/01/24		4.57%	Fixed	100,000	79,351
66.	North East Mall	TX	Hurst (Dallas)	100.0%		1,669,001	(2)
67.	Northgate Mall	WA	Seattle	100.0%		1,047,583	(2)
68.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,591,959	07/05/23		3.30%	Fixed	270,002	152,201
69.	Ocean County Mall	NJ	Toms River (New York)	100.0%		898,360	(2)
70.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,232,592	(2)
71.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%		1,332,968	12/07/20		4.77%	Fixed	67,122	57,416
72.	Penn Square Mall	OK	Oklahoma City	94.5%		1,063,755	04/01/16		7.75%	Fixed	94,639	89,430
73.	Pheasant Lane Mall	NH	Nashua		(10)	979,338	(2)
74.	Phipps Plaza	GA	Atlanta	100.0%		831,329	(2)
75.	Pier Park	FL	Panama City Beach	65.6%		882,536	(2)
76.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,156,062	09/30/17	(8)	1.51%	Variable	225,000	225,000
77.	Prien Lake Mall	LA	Lake Charles	100.0%		848,040	(2)

2Q 2014 SUPPLEMENTAL	40

 PROPERTY AND DEBT INFORMATION
As of June 30, 2014

							DEBT INFORMATION
				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE

78.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,083,725	04/01/16		7.03%	Fixed	13,030	6,515
							04/01/16		2.95%	Fixed	62,000	31,000
79.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,245,313	(2)
80.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,207,280	(2)
81.	Ross Park Mall	PA	Pittsburgh	100.0%		1,243,755	(2)
82.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		694,072	(2)
83.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,151,177	02/01/23		3.61%	Fixed	295,000	150,450
84.	Shops at Nanuet, The	NY	Nanuet	100.0%		750,322	(2)
85.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		770,795	02/01/23		3.37%	Fixed	130,000	130,000
86.	Shops at Sunset Place, The	FL	S. Miami	37.5%	(4)	517,964	09/01/20		5.62%	Fixed	73,218	27,457
87.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(4)	1,301,863	03/01/16		5.16%	Fixed	180,000	45,000
88.	Solomon Pond Mall	MA	Marlborough (Boston)	56.4%		885,387	11/01/22		4.01%	Fixed	106,989	60,310
89.	South Hills Village	PA	Pittsburgh	100.0%		1,118,678	(2)
90.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,588,087	(2)
91.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,258,454	04/01/23		3.84%	Fixed	155,000	155,000
92.	SouthPark	NC	Charlotte	100.0%		1,679,857	08/01/16	(9)	8.00%	Fixed	188,630	188,630
93.	Southridge Mall	WI	Greendale (Milwaukee)	100.0%		1,172,023	06/06/23		3.85%	Fixed	125,000	125,000
94.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		610,965	11/30/15	(11)	4.77%	Fixed	63,305	31,653
95.	Square One Mall	MA	Saugus (Boston)	56.4%		929,929	01/06/22		5.47%	Fixed	96,789	54,560
96.	St. Charles Towne Center	MD	Waldorf (Washington, D.C.)	100.0%		980,765	(2)
97.	St. Johns Town Center	FL	Jacksonville	50.0%		1,235,037	03/11/15		5.06%	Fixed	159,350	79,675
							05/10/15		1.86%	Variable	76,762	38,381
							01/28/16	(8)	1.41%	Variable	15,251	7,626
98.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(7)	1,342,564	(2)
99.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,300,861	11/30/16	(6)	7.50%	Fixed	217,886	108,725
100.	Summit Mall	OH	Akron	100.0%		769,431	06/10/17		5.42%	Fixed	65,000	65,000
101.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,335,125	(2)
102.	Tippecanoe Mall	IN	Lafayette	100.0%		864,039	(2)
103.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%		1,780,257	(2)
104.	Town Center at Cobb	GA	Kennesaw (Atlanta)	100.0%		1,280,798	05/01/22		4.76%	Fixed	199,775	199,775
105.	Towne East Square	KS	Wichita	100.0%		1,134,171	(2)
106.	Treasure Coast Square	FL	Jensen Beach	100.0%		876,437	(2)
107.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%		1,094,153	(2)
108.	University Park Mall	IN	Mishawaka	100.0%		920,985	(2)
109.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%		1,087,714	08/01/16	(9)	8.00%	Fixed	116,227	116,227
110.	West Town Mall	TN	Knoxville	50.0%		1,334,806	12/01/17		6.34%	Fixed	210,000	105,000
111.	Westchester, The	NY	White Plains (New York)	40.0%		826,292	05/05/20		6.00%	Fixed	354,330	141,732
112.	White Oaks Mall	IL	Springfield	80.7%		924,913	11/01/16		5.54%	Fixed	50,000	40,339
113.	Wolfchase Galleria	TN	Memphis	94.5%		1,151,233	04/01/17		5.64%	Fixed	225,000	212,616
114.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%		2,174,697	03/05/24		4.50%	Fixed	425,000	212,500
115.	Woodland Hills Mall	OK	Tulsa	94.5%		1,086,873	04/05/19		7.79%	Fixed	92,310	87,203

	Total Mall Square Footage					126,264,659

2Q 2014 SUPPLEMENTAL	41

PROPERTY AND DEBT INFORMATION
As of June 30, 2014

						DEBT INFORMATION
				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE

	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	429,555	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	441,758	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	285,298	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	678,695	04/11/16	(14)	5.95%	Fixed	103,328	103,328
5.	Calhoun Premium Outlets	GA	Calhoun	100.0%	254,053	09/01/16	(15)	5.79%	Fixed	19,887	19,887
6.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	674,764	(2)
7.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	289,461	(2)
8.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,870	12/01/22		3.36%	Fixed	49,033	49,033
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	437,441	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,853	(2)
11.	Clinton Crossing Premium Outlets	CT	Clinton	100.0%	276,198	(2)
12.	Columbia Gorge Premium Outlets	OR	Troutdale (Portland)	100.0%	163,727	(2)
13.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	648,539	(2)
14.	Edinburgh Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	377,826	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	476,394	01/11/16	(16)	5.51%	Fixed	101,460	101,460
16.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	297,701	(2)
17.	Gaffney Premium Outlets	SC	Gaffney (Greenville/Charlotte)	100.0%	359,753	09/01/16	(15)	5.79%	Fixed	36,092	36,092
18.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	577,875	(2)
19.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	417,415	04/01/23		3.66%	Fixed	120,000	120,000
20.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	531,514	01/11/16	(16)	5.51%	Fixed	109,528	109,528
21.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,233	01/11/16	(16)	5.51%	Fixed	24,437	24,437
22.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/	100.0%	485,063	04/11/16	(14)	5.95%	Fixed	86,820	86,820
			Washington DC)
23.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	541,602	(2)
24.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,617	(2)
25.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,356	01/11/16	(16)	5.51%	Fixed	67,972	67,972
26.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	276,373	(2)
27.	Kittery Premium Outlets	ME	Kittery	100.0%	259,403	(2)
28.	Las Americas Premium Outlets	CA	San Diego	100.0%	555,031	06/11/16		5.84%	Fixed	177,707	177,707
29.	Las Vegas Premium Outlets - North	NV	Las Vegas	100.0%	530,280	(2)

2Q 2014 SUPPLEMENTAL	42

PROPERTY AND DEBT INFORMATION
As of June 30, 2014

						DEBT INFORMATION
				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE

30.	Las Vegas Premium Outlets - South	NV	Las Vegas	100.0%	535,657	(2)
31.	Lebanon Premium Outlets	TN	Lebanon (Nashville)	100.0%	227,262	01/11/16	(16)	5.51%	Fixed	15,024	15,024
32.	Lee Premium Outlets	MA	Lee	100.0%	224,709	09/01/16	(15)	5.79%	Fixed	49,645	49,645
33.	Leesburg Corner Premium Outlets	VA	Leesburg (Washington D.C.)	100.0%	518,002	(2)
34.	Liberty Village Premium Outlets	NJ	Flemington (New York)	100.0%	162,189	(2)
35.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,730	(2)
36.	Livermore Premium Outlets	CA	Livermore (San Francisco)	100.0%	511,647	(2)
37.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,996	07/01/23		3.78%	Fixed	130,000	130,000
38.	Napa Premium Outlets	CA	Napa	100.0%	179,168	(2)
39.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	223,552	(2)
40.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,408	(2)
41.	Orlando Premium Outlets - International Dr	FL	Orlando	100.0%	773,651	(2)
42.	Orlando Premium Outlets - Vineland Ave	FL	Orlando	100.0%	655,004	(2)
43.	Osage Beach Premium Outlets	MO	Osage Beach	100.0%	392,589	(2)
44.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	195,566	(2)
45.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,137	(2)
46.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,496	(2)
47.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,416	11/06/16	(17)	5.84%	Fixed	33,850	33,850
48.	Pleasant Prairie Premium	WI	Pleasant Prairie (Chicago,	100.0%	402,526	01/11/16	(16)	5.51%	Fixed	58,378	58,378
	Outlets		IL/Milwaukee)			12/01/16		6.01%	Fixed	35,537	35,537
49.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	341,951	09/30/17	(8)	1.51%	Variable	125,000	125,000
50.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,296	11/06/16	(17)	5.84%	Fixed	66,150	66,150
51.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	604,105	(2)
52.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	488,679	(2)
53.	San Marcos Premium Outlets	TX	San Marcos (Austin/San Antonio)	100.0%	731,928	01/11/16	(16)	5.51%	Fixed	138,931	138,931

2Q 2014 SUPPLEMENTAL	43

PROPERTY AND DEBT INFORMATION
As of June 30, 2014

							DEBT INFORMATION
				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE

54.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%		554,589	(2)
55.	Silver Sands Premium Outlets	FL	Destin	50.0%		451,049	06/01/22		3.93%	Fixed	100,000	50,000
56.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonsville)	100.0%		328,539	(2)
57.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%		351,462	(2)
58.	Tanger Outlets - Galveston/Houston (3)	TX	Texas City	50.0%		352,705	07/01/18	(8)	1.66%	Variable	65,000	32,500
59.	The Crossings Premium Outlets	PA	Tannersville	100.0%		411,065	12/01/22		3.41%	Fixed	115,000	115,000
60.	Vacaville Premium Outlets	CA	Vacaville	100.0%		437,373	(2)
61.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%		208,947	(2)
62.	Waterloo Premium Outlets	NY	Waterloo	100.0%		417,752	(2)
63.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%		521,950	04/11/16	(14)	5.95%	Fixed	100,301	100,301
64.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%		389,761	(2)
65.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%		837,384	(2)
66.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%		660,091	(2)

	Total U.S. Premium Outlet Square Footage					27,960,979

	Total Mall and U.S. Premium Outlet Square Footage					154,225,638

	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,239,765	07/01/20		5.76%	Fixed	166,058	166,058
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,662,760	02/06/24		4.29%	Fixed	385,000	228,113
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%	(4)	1,410,491	06/01/15		3.91%	Variable	123,365	46,262
							07/01/21		5.04%	Fixed	28,000	10,500
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,342,625	11/01/22		3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,778,863	09/22/14		2.31%	Variable	266,834	158,126
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,360,151	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,919,482	07/01/17		5.77%	Fixed	321,000	321,000
8.	Katy Mills	TX	Katy (Houston)	62.5%	(4)	1,747,449	12/06/22		3.49%	Fixed	140,000	35,000
9.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,471,194	03/05/22		4.25%	Fixed	336,363	168,181
10.	Opry Mills	TN	Nashville	100.0%		1,153,536	10/10/16	(8)	0.86%	Variable	280,000	280,000
							10/10/16	(8)	5.00%	Fixed	100,784	100,784
11.	Outlets at Orange, The	CA	Orange (Los Angeles)	50.0%		804,107	04/01/24		4.22%	Fixed	215,000	107,500
12.	Potomac Mills	VA	Woodbridge (Washington, D.C.)	100.0%		1,525,298	07/11/17		5.83%	Fixed	410,000	410,000
13.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,300,132	(2)

	Total The Mills Square Footage					19,715,853

2Q 2014 SUPPLEMENTAL	44

PROPERTY AND DEBT INFORMATION
As of June 30, 2014

						DEBT INFORMATION
				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE

	TMLP Properties
	Franklin Mills, The Esplanade, The Galleria at White Plains, Northpark Mall, and Sugarloaf Mills						(23)			729,121	305,756

	Total TMLP Properties Square Footage				5,611,553

	Other Properties
	Florida Keys Outlet Center, Huntley Outlet Center, Indian River Commons,						(12)(13)			154,548	143,120
	Lincoln Plaza, Naples Outlet Center, Northfield Square, Outlet Marketplace,						(16)(19)
	Upper Valley Mall, Washington Square						(21)

	Total Other Properties Square Footage				3,591,724

	TOTAL U.S. SQUARE FOOTAGE (24)				183,144,768

	International Properties
	AUSTRIA
1.	Parndorf Designer Outlets Phases 3 & 4	Vienna		90.0%	118,000	06/30/16	(20)	2.34%	Variable	48,637	43,774

	Subtotal Austria Square Footage				118,000
	CANADA
2.	Toronto Premium Outlets	Ontario		50.0%	358,500	07/09/15	(29)	2.40%	Variable	90,384	45,192

	Subtotal Canada Square Footage				358,500
	ITALY
3.	La Reggia Designer Outlets Phases 1 & 2	Marcianise (Naples)		60.0%	288,000	03/31/27	(20)	1.65%	Variable	87,321	52,392
4.	Noventa Di Piave Designer	Venice		60.0%	280,000	08/29/26	(20)	1.25%	Variable	46,626	27,976
	Outlets Phases 1, 2 & 3					06/30/27	(20)	2.71%	Variable	50,330	30,198

	Subtotal Italy Square Footage				568,000
	JAPAN
5.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	09/25/23	(25)	1.83%	Fixed	95,794	38,317
6.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	481,500	02/28/18	(25)	0.50%	Variable	21,687	8,675
7.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	01/31/20	(25)	0.50%	Variable	39,865	15,946
8.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	416,500	11/25/14	(25)	1.84%	Fixed	2,736	1,094
						07/31/17	(25)	0.45%	Variable	16,758	6,703
9.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	05/31/18	(25)	0.50%	Variable	9,858	3,943
10.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	10/31/18	(25)	0.47%	Variable	16,857	6,743
11.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	234,800	05/31/18	(25)	0.43%	Variable	49,683	19,873
12.	Toki Premium Outlets	Toki (Nagoya)		40.0%	289,600	04/30/15	(25)	0.97%	Variable	7,668	3,067

2Q 2014 SUPPLEMENTAL	45

PROPERTY AND DEBT INFORMATION
As of June 30, 2014

						DEBT INFORMATION
				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE

13.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	290,400	12/31/18	(25)	0.47%	Variable	21,737	8,695

	Subtotal Japan Square Footage				3,023,800
	KOREA
14.	Busan Premium Outlets	Busan		50.0%	360,200	02/10/17	(26)	5.52%	Fixed	67,600	33,800
						02/13/17	(26)	4.94%	Variable	55,758	27,879
15.	Paju Premium Outlets	Paju (Seoul)		50.0%	442,900	11/28/19	(26)	4.08%	Fixed	106,977	53,488
16.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%	286,200	09/06/20	(26)	4.68%	Fixed	7,799	3,900

	Subtotal South Korea Square Footage				1,089,300
	MALAYSIA
17.	Johor Premium Outlets	Johor (Singapore)		50.0%	280,300	10/14/20	(27)	4.87%	Variable	26,201	13,100

	Subtotal Malaysia Square Footage				280,300
	MEXICO
18.	Premium Outlets Punta Norte	Mexico City		50.0%	278,000	(2)

	Subtotal Mexico Square Footage				278,000
	NETHERLANDS
19.	Roermond Designer Outlets Phases 2 & 3	Roermond		90.0%	173,000	12/01/17	(20)	2.50%	Variable	28,287	25,458
						12/01/17	(11)(20)	5.12%	Fixed	66,004	59,404

	Subtotal Netherlands Square Footage				173,000
	UNITED KINGDOM
20.	Ashford Designer Outlets	Kent		45.0%	183,000	07/31/16	(5)	2.41%	Variable	6,814	3,066
						07/31/16	(11)(5)	4.27%	Fixed	61,322	27,595

	Subtotal United Kingdom Square Footage				183,000

	TOTAL INTERNATIONAL SQUARE FOOTAGE (28)				6,071,900

	TOTAL SQUARE FOOTAGE				189,216,668

	Other Secured Indebtedness:						(30)			200,168	92,668

	TOTAL SECURED INDEBTEDNESS										$12,303,066	(31)

	Our Share of Consolidated Mortgage Debt										$6,242,365

	Our Share of Joint Venture Mortgage Debt										$6,060,701

2Q 2014 SUPPLEMENTAL	46

PROPERTY AND DEBT INFORMATION
As of June 30, 2014

	DEBT INFORMATION
UNSECURED INDEBTEDNESS:	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000's) TOTAL
Simon Property Group, LP (Sr. Notes)	08/15/14		5.63%	Fixed	218,430
Simon Property Group, LP (Sr. Notes)	02/01/15		4.20%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	06/15/15		5.10%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	12/01/15		5.75%	Fixed	600,000
Retail Property Trust (Sr. Notes)	03/15/16		7.88%	Fixed	250,000
Simon Property Group, LP (Sr. Notes)	05/01/16		6.10%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	12/01/16		5.25%	Fixed	650,000
Simon Property Group, LP (Sr. Notes)	01/30/17		2.80%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	03/01/17		5.88%	Fixed	500,000
Supplemental Credit Facility - Yen Currency	06/30/17	(8)(33)	1.05%	Variable	219,483
Simon Property Group, LP (Sr. Notes)	09/15/17		2.15%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/18		1.50%	Fixed	750,000
Unsecured Term Loan	02/28/18	(8)	1.26%	Variable	240,000
Simon Property Group, LP (Sr. Notes)	05/30/18		6.13%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	06/15/18		7.38%	Fixed	200,000
Simon Property Group, LP (Sr. Notes)	02/01/19		2.20%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	04/01/19		10.35%	Fixed	650,000
Revolving Credit Facility - USD Currency	06/30/19	(8)	0.96%	Variable	–
Revolving Credit Facility - Euro Currency	06/30/19	(8)(32)	0.88%	Variable	652,204
Simon Property Group, LP (Sr. Notes)	02/01/20		5.65%	Fixed	1,250,000
Simon Property Group, LP (Euro Sr. Notes)	10/02/20	(22)	2.38%	Fixed	1,023,334
Simon Property Group, LP (Sr. Notes)	03/01/21		4.38%	Fixed	900,000
Simon Property Group, LP (Sr. Notes)	12/01/21		4.13%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	03/15/22		3.38%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/23		2.75%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	02/01/24		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000

Total Unsecured Indebtedness					$15,553,451	(18)

2Q 2014 SUPPLEMENTAL	47

PROPERTY AND DEBT INFORMATION
As of June 30, 2014

FOOTNOTES:

(1)
Variable rate debt interest rates are based on the following base rates as of June 30, 2014: 1M LIBOR at .16%; 1M EUR LIBOR at .08%; 1M EURIBOR at .1%; 3M EURIBOR at .21%; 6M EURIBOR at .3%; 1M YEN LIBOR at .1%; 6M YEN LIBOR at .18%; 1M CDOR at 1.25%; KLIBOR at 3.15% and 91 Day Korean CD rate at 2.65%.
(2)
Unencumbered asset
(3)
This property is managed by a third party.
(4)
The Operating Partnership's direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.
(5)
Amounts shown in USD equivalent; GBP equivalent is 40.0 million.
(6)
These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(7)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.
(8)
Includes applicable extensions available at our option.
(9)
These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(10)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.
(11)
Through an interest rate swap agreement, interest is essentially fixed at the all-in-rate presented.
(12)
Upper Valley Mall is comprised of a $27.0 million note at 5.89% and a $20.0 million note that is non-interest bearing.
(13)
Washington Square is comprised of a $15.0 million note at 5.94% and a $12.8 million note that is non-interest bearing.
(14)
These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(15)
These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(16)
These ten properties (which includes Florida Keys Outlet Center and Huntley Outlet Center) are secured by cross-collateralized and cross-defaulted mortgages.
(17)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(18)
Also represents our share of Total Unsecured Indebtedness.
(19)
Indian River Mall and Indian River Commons are secured by cross-collateralized and cross-defaulted mortgages.
(20)
Amounts shown in USD equivalent; Euro equivalent is 239.8 million.
(21)
Consists of seven encumbered properties with interest rates ranging from 5.21% to 6.05% and maturities between 2014 and 2016.
(22)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(23)
Consists of five properties with interest rates ranging from 4.50% to 7.32% and maturities between 2015 and 2023.
(24)
Includes office space of 1,915,514 square feet including the following centers with more than 20,000 square feet of office space:

Circle Centre - 129,944 sq. ft.	Greendale Mall - 119,860 sq. ft.
Copley Place - 869,009 sq. ft.	Menlo Park Mall - 49,481 sq. ft.
Del Amo Fashion Center - 57,927 sq. ft.	Oxford Valley Mall - 111,439 sq. ft.
Domain, The - 154,055 sq. ft.	Plaza Carolina - 27,343 sq. ft.
Fashion Centre at Pentagon City - 169,089 sq. ft.	Southdale Center - 20,393 sq. ft.
Firewheel Town Center - 73,906 sq. ft.
(25)
Amounts shown in USD equivalent; Yen equivalent is 28.7 billion.
(26)
Amounts shown in USD equivalent; Won equivalent is 241.3 billion.
(27)
Amounts shown in USD equivalent; Ringgit equivalent is 84.2 million.
(28)
Does not include Klépierre.
(29)
Amount shown in USD equivalent; CAD equivalent is 96.4 million.
(30)
Consists of seven loans with interest rates ranging from 1.81% to 6.53% and maturities between 2016 and 2021.

2Q 2014 SUPPLEMENTAL	48

(31)
Our share of total indebtedness includes a pro rata share of the mortgage debt on joint venture properties, including TMLP. To the extent total indebtedness is secured by a property, it is non-recourse to us, with the exception of approximately $229.1 million of payment guarantees provided by the Operating Partnership (of which $90.3 million is recoverable from our venture partner under the partnership agreement).
(32)
Amounts shown in USD equivalent; Balance includes borrowings on multi-currency tranche of Euro 478.0 million.
(33)
Amounts shown in USD equivalent; Balance includes borrowings on multi-currency tranche of Yen 22.3 billion.

2Q 2014 SUPPLEMENTAL	49